UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 11, 2009

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 11, 2009, The First American Corporation (the “Company”) issued a press release announcing the expiration of the initial offering period for its offer to exchange all shares of Class A common stock (“Class A Shares”) of its subsidiary, First Advantage Corporation, and the commencement of a subsequent offering period for the exchange offer that will expire at 5 p.m., Eastern time, on November 17, 2009, unless extended. Any such extension of the subsequent offering period will be followed by a public announcement no later than 9 a.m., Eastern time, on the next business day after the subsequent offering period is scheduled to expire. All Class A Shares validly tendered during the subsequent offering period will be immediately accepted and promptly paid for, with tendering stockholders receiving the same per share consideration as provided during the initial offering period—0.58 of a common share of the Company. Procedures for tendering Class A Shares during the subsequent offering period are the same as during the initial offering period, except that (1) Class A Shares cannot be delivered by the guaranteed delivery procedures, and (2) as permitted by Securities and Exchange Commission rules, Class A Shares tendered during the subsequent offering period may not be withdrawn.

The press release announcing the subsequent offering period is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: November 12, 2009	By:	/s/ Kenneth D. DeGiorgio
	Name:	Kenneth D. DeGiorgio
	Title:	Senior Vice President, General Counsel